EXHIBIT 10-o

CONSENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT

This Consent and Fourth Amendment to Credit Agreement (this “Amendment”) is dated as of December 31, 2003, and is by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, Analysts International Corporation, a Minnesota corporation (“Borrower”), Analysts International Management Services, LLC, a Minnesota limited liability company (“AIMS”), Analysts International Business Solution Services, LLC, a Minnesota limited liability company (“AIBSS”), Analysts International Business Resource Services, LLC, a Minnesota limited liability company (“AIBRS”), and Analysts International Strategic Sourcing Services, LLC, (“AISSS” and together with AIMS, AIBSS and AIBRS, the “Staffing Subsidiaries” and each a “Staffing Subsidiary”).

W I T N E S S E T H:

WHEREAS, pursuant to a certain Credit Agreement dated as of April 11, 2002, by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, the other Credit Parties signatory from time to time thereto, and Borrower (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement), Agent and Lenders agreed, subject to the terms and provisions thereof, to provide certain loans and other financial accommodations to Borrower;

WHEREAS, Borrower has advised Agent and Lenders that Borrower desires (a) to create the Staffing Subsidiaries, each a direct wholly-owned Subsidiary of Borrower (the “Staffing Subsidiary Formation”), (b) establish a Blocked Account for each Staffing Subsidiary (the “Blocked Account Establishment”) and (c) to transfer substantially all of Borrower’s employees to the Staffing Subsidiaries to be leased back to the Borrower under the Employee Services Agreements (the “Reorganization”);

WHEREAS, absent the prior written consent of Requisite Lenders, consummation of the Staffing Subsidiary Formation, the Blocked Account Establishment and the Reorganization would constitute breaches of Sections 1.8, 6.1, 6.4 and 6.8 and Annex C of the Credit Agreement and separate Events of Default pursuant to Section 8.1(b) of the Credit Agreement;

WHEREAS, Borrower has requested that Agent and Requisite Lenders (i) consent to the Staffing Subsidiary Formation, (ii) consent to the Blocked Account Establishment, (iii) consent to the consummation of the Reorganization and (iv) agree to amend the Credit Agreement in certain respects, as set forth below.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Joinder and Consent.  Agent, Lenders, Borrower and each Staffing Subsidiary hereby agree that from and following the date hereof each Staffing Subsidiary shall at all times be a Credit Party for purposes of the Credit Agreement and all other Loan Documents.  Subject to the satisfaction of the conditions precedent set forth in Section 4 of this Amendment, and in reliance on the representations and warranties set forth in Section 6 of this Amendment, Agent and Lenders hereby consent to the Staffing Subsidiary Formation, the Blocked Account Establishment and the Reorganization.  Except to the extent expressly set forth herein, the foregoing consents shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any document entered into in connection therewith, (including, without limitation, the terms and provisions of Sections 6.2 and 6.3 of the Credit Agreement), or (b) a waiver, release or limitation upon the exercise by Agent or Lender of any of its rights, legal or equitable, hereunder or under the Credit Agreement or any other Loan Document.  Except as set forth above, each of the Agent and Lender reserves any and all rights and remedies which it has had, has or may have under the Credit Agreement and each other Loan Document.

2.        Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, and in reliance on the representations and warranties set forth in Section 5 of this Amendment, the Credit Agreement is hereby amended as follows:

(a)       Section 5.1 is hereby amended by inserting the words “or limited liability company” prior to the word “existence” in the first clause thereof.

(b)      Clause (vii) of subsection 6.3(a) of the Credit Agreement is hereby amended by inserting “other than the Staffing Subsidiaries” after the words “(x) any other Credit Party” in such clause.

(c)       Section 6.14 is hereby amended and restated in its entirety as follows:

“No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrower and Guarantors other than the Staffing Subsidiaries and between Borrower and Analysts UK, in each case to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of Borrower paid to Borrower, (c) employee payments and loans permitted under either Section 6.4 or Section 6.22, (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 6.3 and (e) purchases of stock for purposes of funding matching grants to 401(k) plans maintained by Borrower.”

(d)      Section 6.20 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“None of the Credit Parties other than Borrower shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations), provided that Medical Staffing shall be permitted to engage in its relevant business and own assets and the Staffing Subsidiaries shall be permitted to employ personnel to be leased back to the Borrower under those certain Employee Services Agreements by and between Borrower and each Staffing Subsidiary (the “Employee Services Agreement”).”

(e)       Annex A to the Credit Agreement is hereby amended by inserting the following definition in appropriate alphabetical order:

“Staffing Subsidiaries” means Analysts International Management Services, LLC, a Minnesota limited liability company, Analysts International Business Solution Services, LLC, a Minnesota limited liability company, Analysts International Business Resource Services, LLC, a Minnesota limited liability company and Analysts International Strategic Sourcing Services, LLC, each a direct wholly-owned Subsidiary of Borrower.

3.        Conditions Precedent.  The effectiveness of the consents and amendments contemplated hereby is subject to the prior receipt by Agent of each of the following documents and agreements, each in form and substance acceptable to Agent in its sole discretion:

(a)       Guaranties executed by each Staffing Subsidiary;

(b)      A Pledge Agreement Amendment executed by Borrower with respect to all of the outstanding Stock of each Staffing Subsidiary;

(c)       Security Agreements executed by each Staffing Subsidiary in favor of Agent;

(d)      Secretaries’ Certificates of each Staffing Subsidiary, with respect to articles of organization, bylaws, authorizing resolutions and incumbency signatures;

(e)       an opinion of counsel to the Staffing Subsidiaries with respect to the documents, agreements and transactions described herein; and

(f)       A supplement to the Disclosure Schedule contemplating the effectiveness of the formation of the Staffing Subsidiaries and the consummation of the Reorganization as set forth in Section 5.6 of the Credit Agreement.

4.        References; Effectiveness.  Agent and Borrower hereby agree that all references to the Credit Agreement which are contained in any of the other Loan Documents shall refer to the Credit Agreement as amended by this Amendment.

5.        Representations and Warranties.  To induce Agent to enter into this Amendment, the Borrower and each Staffing Subsidiary hereby jointly and severally represents and warrants to Agent that:

(a)       The execution, delivery and performance by Borrower and each Staffing Subsidiary of this Amendment and each other agreement and document contemplated hereby are within their corporate or limited liability company power, have been duly authorized by all necessary corporate or limited liability company action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to Borrower or any Staffing Subsidiary, the articles of incorporation and by-laws of Borrower or the articles of organization and bylaws of any Staffing Subsidiary, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon Borrower or any Staffing Subsidiary or any of their respective properties;

(b)      Each of the Credit Agreement, the other Loan Documents, as amended by this Amendment, and each other agreement and document contemplated hereby is the legal, valid and binding obligation of Borrower and the Staffing Subsidiaries (as applicable), enforceable against Borrower and the Staffing Subsidiaries (as applicable) in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies;

(c)       After giving effect to the amendments set forth herein, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof;

(d)      After giving effect to the amendments set forth herein, Borrower has performed all of its obligations under the Credit Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, Borrower is in compliance with all applicable terms and provisions of the Credit Agreement and each of the Loan Documents to be observed and performed by it and, except to the extent otherwise waived by the provisions hereof, no Event of Default or other event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred.

6.        Additional Event of Default.  An Event of Default shall exist if the Borrower, Medical Staffing and the Staffing Subsidiaries do not within 45 days of the date hereof enter into either (a) an amendment to that certain Pledged Account Agreement, dated July 24, 2002, by and among Borrower, Agent and Harris Trust and Savings Bank (“Harris”) to join Medical Staffing and the Staffing Subsidiaries thereto and to cover the Blocked Accounts of Medical Staffing and the Staffing Subsidiaries or (b) new blocked account agreements, by and among Agent, Harris and each Staffing Subsidiary and Medical Staffing covering the Blocked Accounts of Medical Staffing and the Staffing Subsidiaries, each in form and substance satisfactory to Agent.

7.        Amendment Fee.  Borrower hereby agrees to pay to Agent, for distribution to the Lenders existing as of the date hereof based upon their respective Pro Rata Shares as of the date hereof, a fee (the “Amendment Fee”) in respect of the transactions contemplated pursuant to this Amendment in the amount of $5,000, which amount shall be fully earned as of the date hereof, and shall be payable in full on the date hereof.

8.        Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

9.        Continued Effectiveness.  Except as amended hereby, the Credit Agreement and each of the Loan Documents shall continue in full force and effect according to its terms.

10.      Costs and Expenses. Borrower hereby agrees that all expenses incurred by Agent in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including, without limitation, reasonable attorneys’ fees and expenses, shall be part of the Obligations.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

ANALYSTS INTERNATIONAL CORPORATION

By
Its

ANALYSTS INTERNATIONAL MANAGEMENT SERVICES, LLC

By
Its

ANALYSTS INTERNATIONAL BUSINESS SOLUTION SERVICES, LLC

By
Its

ANALYSTS INTERNATIONAL BUSINESS RESOURCE SERVICES, LLC

By
Its

ANALYSTS INTERNATIONAL STRATEGIC SOURCING SERVICES, LLC

By
Its

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Security Trustee and Lender

By
An Authorized Signatory

REAFFIRMATION

Medical Concepts Staffing, Inc., a Minnesota corporation (the “Guarantor”), hereby (i) acknowledges receipt of a copy of the foregoing Consent and Fourth Amendment to Credit Agreement (the “Amendment”); (ii) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which Guarantor is a party; and (iii) reaffirms that such Loan Documents and all obligations of the Guarantor thereunder shall continue to remain in full force and effect.

IN WITNESS WHEREOF, Guarantor has executed this Reaffirmation on and as of the date of the Amendment.

MEDICAL CONCEPTS STAFFING, INC.

By
Its